ENTERGY ENTERPRISES, INC.
                 UNCONSOLIDATED BALANCE SHEET
                    AS OF JUNE 30, 1998
                          (UNAUDITED)


                    ASSETS

 PROPERTY
 Furniture and Equipment                              $  6,140,855.05
 Construction in Process                                   362,283.47
                                                      ---------------
      Total Property                                     6,503,138.52
                                                      ---------------

 INVESTMENTS
 Investment in Entergy IS, Inc.                         46,974,940.86
 Investment in EOSI                                        311,587.59
                                                      ---------------
                                                        47,286,528.45
                                                      ---------------

 CURRENT & ACCRUED ASSETS
 Cash                                                    2,095,362.28
 Working Funds/Travel Advances                             729,779.66
 Special Deposits                                          454,030.07
 Temporary Cash Investments                             11,468,805.01
 Accounts Receivable                                       118,688.63
 Accounts Receivable - Associated Companies             21,405,272.30
 Accrued Interest                                            7,442.72
 Prepaid Expenses                                          154,858.10
 Income Taxes Receivable                                 2,580,947.61
                                                      ---------------
      Total Current and Accrued Assets                  39,015,186.38
                                                      ---------------

 DEFERRED DEBITS
 Accumulated Deferred Income Tax-Fed & State             6,555,704.01
      Total Deferred Debits                              6,555,704.01
                                                      ---------------

           Total Assets                               $ 99,360,557.36
                                                      ===============

These are interim financial statements prepared without notes.

                  ENTERGY ENTERPRISES, INC.
                 UNCONSOLIDATED BALANCE SHEET
                    AS OF JUNE 30, 1998
                          (UNAUDITED)


                       CAPITAL

 Common Stock                                       $   57,400,000.00
 Miscellaneous Paid-in Capital                         153,000,000.00
 Retained Earnings                                    (152,942,865.06)
                                                     -----------------
      Total Capital                                     57,457,134.94
                                                     -----------------

                     LIABILITIES

 CURRENT & ACCRUED LIABILITIES
 Accounts Payable                                        4,123,081.75
 Accounts Payable to Associated Companies                9,802,938.22
 Tax Collections Payable                                   236,478.06
 Miscellaneous Current & Accrued Liabilities             5,513,357.34
                                                    -----------------
      Total Current & Accrued Liabilities               19,675,855.37
                                                    -----------------

 LONG TERM LIABILITIES
 Notes Payable - Entergy Corp.                          17,500,000.00
 Other Long Term Debt
 Accum. Misc. Operating Provision
                                                    -----------------
      Total Current & Accrued Liabilities               17,500,000.00
                                                    -----------------

 DEFERRED CREDITS
 Other Deferred Credits                                  4,727,567.05
                                                    -----------------
      Total Deferred Credits                             4,727,567.05
                                                    -----------------

      Total Liabilities                                 41,903,422.42
                                                    -----------------

           Total Capital & Liabilities              $   99,360,557.36
                                                    =================

These are interim financial statements prepared without notes.

                   ENTERGY ENTERPRISES, INC.
               UNCONSOLIDATED INCOME STATEMENTS
                SIX MONTHS ENDED JUNE 30, 1998
                          (UNAUDITED)


                      REVENUE

 Services Rendered Non-Associates                     $     25,195.62
 Services Rendered Associates                           34,477,980.63
 Equity in Earnings (Losses) of Subsidiaries            (6,567,434.17)
 Miscellaneous Income                                        1,224.54
 Interest Income                                           282,859.65
 Dividend Income                                            20,776.86
                                                       ---------------
      Total Revenue                                     28,240,603.13
                                                       ---------------


                      EXPENSES

 Salaries, Wages and Benefits                           15,603,266.27
 Outside Services                                       16,683,704.36
 Selling and Marketing Expenses                          1,070,604.87
 Rent                                                    1,960,484.47
 Administrative and General                              7,401,124.99
 Active Development Credit                              (2,267,091.34)
                                                       ---------------
      Total Administrative and General Expense          40,452,093.62
                                                       ---------------

 Taxes Other Than Income                                   232,027.38
 Depreciation and Amortization                           1,207,076.03
 Miscellaneous Expenses                                     28,713.81
                                                       ---------------
      Total Expenses                                    41,919,910.84
                                                       ---------------

 Income (Loss) Before Income Taxes                      (13,679,307.71)

 Income Taxes - Federal                                  (2,294,249.78)
 Income Taxes - State (Benefit)                            (250,253.69)
 Provision for Deferred Income Taxes - Federal               81,203.73
 Provision for Deferred Income Taxes - State                 16,129.08
                                                        ---------------

 Net Income (Loss)                                     $(11,232,137.05)
                                                        ===============

These are interim financial statements prepared without notes.